UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Annual Meeting, the Company previously filed its definitive proxy statement with the SEC and made available its definitive proxy statement and proxy card to stockholders on April 24, 2017. Before making any voting decision, you are urged to read the definitive proxy statement and all related proxy materials carefully. Copies of the definitive proxy statement and all other proxy materials are available at www.proxyvote.com/NYCR.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files annual, quarterly, and current reports, proxy statements and other information with the SEC. You can read the Company’s SEC filings, including the Proxy Statement, through the Internet at the SEC’s website at www.sec.gov, or at the Company’s website at www.newyorkcityreit.com. You may also read and copy any document that the Company files with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

405 Park Avenue, 4th Floor, New York, NY 10022

Investor Services: (866) 902-0063

www.newyorkcityreit.com

June 12, 2017

Dear NYCR Stockholder:

In connection with our upcoming 2017 annual stockholder meeting, you previously received a proxy statement providing detailed information about the matters to be acted upon at the annual meeting, including the approval of certain amendments to our charter.

Across our industry, stockholders of many peer non-traded REITs and BDCs1 have recently approved, or are currently considering, similar amendments to conform their charters to those of publicly-traded REITs or BDCs as a way of providing more flexibility to their boards to pursue ways to provide liquidity to their stockholders and engage in transactions that may be beneficial their stockholders.

As explained in detail in our proxy statement, in 2016, our board, comprised of a majority of independent directors, determined that charter amendments were in the best interests of our stockholders and you were first asked to consider these charter amendments. Over 76% of the shares voted at the 2016 annual stockholder meeting voted to approve each of the then proposed charter amendments. Our 2016 proxy solicitation period lasted the maximum permitted 120 days between the record date and our meeting date. We believe that, had we been able to continue, we would have attained the required absolute majority vote needed to approve the charter amendments.

Based on these voting results, our board continued to believe that the charter amendments were in the best interests of our stockholders and agreed to consider proposing these amendments again in the future. In making its determination, the board continues to believe that these amendments would make our charter consistent with the charters of publicly-traded REITs while providing the company more flexibility to engage in transactions that benefit the company and our stockholders, including a listing of our shares on a national securities exchange. As a result, our board has again proposed the charter amendments for stockholder consideration at this year’s annual meeting. We encourage you to vote your shares early this year. You may contact a Broadridge proxy specialist at 855-976-3323 to help with voting your shares or to request proxy materials.

As we explained in our proxy statement, our charter, like the charters of our peer non-traded REITs in the industry, differs from the charters of publicly-listed REITs (which are generally governed by Maryland corporate law) primarily because we were required to register our IPO with the state securities administrators in each state in which we offered securities in addition to registering our IPO under federal rules. While our capital raise has been completed, our charter still contains provisions that are redundant, or may conflict, with provisions and protections contained in Maryland law. These provisions, therefore, may create ambiguities or uncertainties in interpreting our charter and, in some cases, could affect our ability to operate our business and advance our strategic objectives. Other provisions may also create impediments to our ability to raise capital, such as the provision that includes restrictions on shares issued in private offerings and other restrictions on our governance that may be objectionable to new investors.

Although some of these provisions provide our stockholders with certain rights and protections, we believe that these over-all provisions could have an adverse effect on us by unnecessarily limiting our strategic and operational flexibility and preventing us from being able to respond quickly to changing circumstances or take advantage of new opportunities.

1 Recent examples include Retail Properties of America, Inc. (formerly known as Inland Western Retail Real Estate Trust, Inc.), Gramercy Property Trust (formerly known as CB Richard Ellis Realty Trust or Chambers Street Properties), FS Investment Corp., Griffin-American Healthcare REIT II, Inc., Griffin Capital Essential Asset REIT, Inc., SmartStop Self Storage, Inc. (formerly known as Strategic Storage Trust, Inc.), CNL Healthcare Properties, Inc., Carter Validus Mission Critical REIT, Inc., Benefit Street Partners Realty Trust, Inc., and Business Development Corporation of America.

A detailed description of each charter amendment proposal, including a discussion of the reasons for, and the effects of, the proposed charter changes are addressed in our proxy statement. Our board, including all of our independent directors, continues to believe the resulting charter will be similar to those of publicly-traded REITs incorporated in Maryland and will provide us with greater flexibility in implementing our overall business plan and exploring potential strategic opportunities, if and when these opportunities become available. As such, the board has determined that the charter amendment proposals included in the proxy statement are advisable and, therefore, recommends that our stockholders vote “FOR” each of those proposals.

It is always important that stockholders vote. This point becomes even more critical when a higher threshold of votes is required, as is the case with our charter proposals. We ask that each stockholder vote, no matter how small their investment. Every vote matters. A stockholder who votes now will save the company and all stockholders the significant costs that annual proxy solicitation activities bring.

Please contact a Broadridge proxy specialist at 855-976-3323 for help with voting your shares or to receive proxy materials.

If you have any questions or need further information about your options, please feel free to contact NYCR’s Investor Services department at 866-902-0063.

Edward M. Weil, Jr.
Chief Executive Officer, President and Secretary

Certain statements contained herein may be deemed to be forward-looking statements under federal securities laws. These statements include statements regarding the intent, belief or current expectations of NYCR and members of its management team, as well as the assumptions on which such statements are based. Such statements generally can be identified by our use of words such as “believes,” “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “think,” “continue,” or other similar words. Forward-looking statements speak only as of the date they are made. For a list of the factors that could cause actual results to vary materially from those expressed in these forward-looking statements, see the risks identified in NYCR’s Annual Report on Form 10-K filed with the SEC on March 28, 2017 and its future filings.